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                                  Exhibit 21

                        Subsidiaries of the Registrant
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


                                  State of            Percentage Ownership
Name                              Organization        of the Registrant
----                              ------------        -----------------

Draco Petroleum, Inc.             Oklahoma            100 % of common stock

Tide West Trading &
Transport Company                 Oklahoma            100 % of common stock

Horizon Gas Partners, L.P.        Delaware            95% limited partnership
                                                      interest
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